UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

ENVIROTECH VEHICLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1425 Ohlendorf Road

Osceola, AR 72370

(Address of principal executive offices) (Zip Code)

(870) 970-3355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of its Form 10-K for the year ended December 31, 2022, management of Envirotech Vehicles, Inc. (the “Company”) identified misstatements with respect to recognition of sales revenue and related cost of sales during each of the three month periods ended March 31, 2022, June 30, 2022 and September 30, 2022. Management identified vehicle sales transactions where sales revenue and related cost of sales were incorrectly recognized at the time of approval of customer purchase incentives by certain government-sponsored electric vehicle incentive programs. Management determined that such approval did not coincide with a transfer of control under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, and that revenue should have been recognized upon delivery of the vehicles to the customer. This resulted in overstatement in the reported amounts of sales, cost of sales, gross profit and accounts receivable, and understatement in the reported amounts of inventory and net loss, for the interim periods ended March 31, 2022, June 30, 2022, and September 30, 2022. To the extent that vehicles were delivered in a subsequent period, the Company will recognize the revenue in the period of delivery. Under the restatements, the Company will recognize the same amount of revenue in later periods for approximately 32 net vehicles that were delivered later in 2022 or 2023, and will not recognize revenue for 13 vehicles which have not yet been delivered.

On March 30, 2023, the Company’s management and the Audit Committee of the Board of Directors decided it was necessary to amend Forms 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, to correct the unaudited interim consolidated financial statements for the misstatements identified above. Accordingly, investors should no longer rely on the Company’s previously released interim unaudited consolidated financial statements for (1) the three months ended March 31, 2022, (2) the three- and six-month periods ended June 30, 2022, and (3) the three- and nine-month periods ended September 30, 2022. The restated financial statements to be included in the amended Forms 10-Q should be relied on in lieu of the interim unaudited consolidated financial statements included in the Company’s original Forms 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022. Although the Company cannot yet estimate when it will complete the restatements and file its amended reports, it is diligently pursuing completion of the restatements and intends to file the amended reports as soon as reasonably practicable.

MaloneBailey, LLP (“MaloneBailey”), the Company’s independent registered public accounting firm, concurred with the Company’s decision to amend the Forms 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022. The Company’s management and its Audit Committee discussed with MaloneBailey the matters described in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Dated: April 4, 2023	By:	/s/ Susan M. Emry
Susan M. Emry
Executive Vice President